Exhibit 99.1

Communications Systems, Inc. Announces Updated $32.0 Million Equity Financing To Close Concurrently With CSI–Pineapple Merger

Minnetonka, Minnesota – September 15, 2021 — Communications Systems, Inc. (Nasdaq: JCS) (“CSI” or the “Company”) announced today that it has entered into an amended and restated securities purchase agreement with a group of institutional investors (the “PIPE Investors”) to make a $32.0 million private placement investment in CSI in connection with the closing of the previously announced merger between CSI and Pineapple Energy, LLC (“Pineapple”). Proceeds of this investment will be used primarily to fund Pineapple strategic initiatives following consummation of the merger. The closing of the PIPE financing is subject to approval of CSI’s shareholders. This amended and restated securities purchase agreement replaces a $25.0 million original securities purchase agreement dated June 28, 2021.

CSI and one of the original PIPE Investors, CrowdOut Capital LLC (“CrowdOut”), had agreed that CrowdOut would purchase $9.0 million of the original $25.0 million of Series A Convertible Preferred Stock, and also entered into a non-binding letter of intent for a $20.0 million term loan (the “Debt Transaction”) to be provided by CrowdOut to the Company to assist the combined CSI-Pineapple company fund the acquisitions of Hawaii Energy Connection (“HEC”) and E- GEAR, which are expected to close concurrently with the CSI-Pineapple merger. CrowdOut’s obligation to consummate the transactions in the PIPE Offering was expressly conditioned on CrowdOut closing and funding the Debt Transaction pursuant to fully executed credit documents that were mutually acceptable to CSI and CrowdOut. On September 14, 2021, CSI and CrowdOut terminated discussions for CrowdOut to provide debt financing and participate in the PIPE offering. The amended and restated securities purchase agreement replaces CrowdOut with new investors and has increased to $32.0 million. The Company is also exploring new debt financing for the combined company.

Under the terms of the amended and restated securities purchase agreement, the PIPE Investors have agreed to purchase $32.0 million in newly authorized CSI Series A Convertible Preferred Stock convertible at a price of $3.40 per share into CSI common stock, with five-year warrants to purchase an additional $32.0 million of common shares at that same price (the “PIPE Offering”). The PIPE Offering is expected to close immediately following the consummation of the CSI-Pineapple merger, thus PIPE Investors will invest in the post-merger company. Therefore, the PIPE Investors will not be entitled to receive any cash dividends paid prior to closing and will not receive the Contingent Value Rights (“CVRs”) to be issued to pre- merger CSI shareholders in the CSI-Pineapple merger.

The Series A Convertible Preferred Stock will have no liquidation or dividend preference over CSI common stock and no voting rights until after converted into CSI common stock. Assuming conversion of the Series A Convertible Preferred Stock, the PIPE Investors would own approximately 9.41 million shares of the Company’s outstanding common stock immediately following the closing of the PIPE Offering, representing approximately 27% of CSI’s outstanding Common Stock after giving effect to the issuance of shares in the merger, and approximately 18.82 million shares assuming exercise of all the warrants for cash, representing approximately 43% of CSI’s outstanding Common Stock after giving effect to the issuance of shares in the merger and exercise of the warrants.

The Series A Convertible Preferred Stock and warrants will have anti-dilution provisions that would increase the number of shares issuable upon conversion or exercise, and lower the conversion or exercise price, if CSI issues equity securities at a price less than the conversion or exercise price at the time of such issuance. The securities purchase agreement also prohibits the combined company from conducting a new equity offering within 45 days of the closing, gives the PIPE Investors in the aggregate the right to purchase up to 25% of the equity securities in future CSI-Pineapple offerings within one year of closing of the securities purchase agreement and requires 30-day lock-up agreements of CSI common stock by certain CSI-Pineapple officers, directors and major shareholders following the closing. In connection with the transaction, CSI has agreed to file a registration statement on behalf of the PIPE Investors allowing them to resell the common stock into which the Series A Convertible Preferred Stock is convertible and the warrants are exercisable immediately after issuance. Closing is subject to the effectiveness of this registration statement, consummation of the CSI-Pineapple merger and other customary closing conditions.

The amended and restated securities purchase agreement provides that the agreement may be terminated by any PIPE Investor with respect to that PIPE Investor’s obligation if the CSI-Pineapple merger transaction has not closed by March 31, 2022.

On September 13, 2021, CSI issued a press release announcing that its board of directors had declared a special dividend of $3.50 per share payable on October 15, 2021, to CSI shareholders of record at the close of business on September 30, 2021. CSI has been notified by Nasdaq that the ex-dividend date with respect to the special dividend will be October 18, 2021, the first business day after the payment date. Any shareholders with questions should contact their broker-dealer, or investment adviser or Nasdaq.

Comments About the Pineapple Merger Transaction

CSI Chairman and Interim Chief Executive Officer Roger H.D. Lacey commented, “On March 2, 2021, we announced the Pineapple merger transaction as a means by which the CSI shareholders could retain the opportunity for long-term share appreciation in a transformed company, with a new business focused on the Pineapple Energy, Hawaii Energy Corporation and E-Gear residential solar businesses. Over the last several months, even while completing the sale of the Electronics & Software Segment to Lantronix, and declaring the $34.0 million dividend, we have been steadily working on the Pineapple merger transaction and positioning the transformed company for future success.”

Mark Fandrich, the Company’s Chief Financial Officer added, “Concurrently with all of these activities, CSI and Pineapple have been working with their respective legal, accounting and tax advisors to develop the information required to be included in the Form S-4 Registration Statement CSI will be filing with the SEC to solicit CSI shareholder approval for the CSI-Pineapple merger transaction, the PIPE financing and other related matters. Both parties are devoting significant efforts to resolve these matters.”

We appreciate the patience of the CSI shareholders during this time as we diligently pursue the Pineapple merger transaction. We look forward to providing additional updates to you on the Pineapple merger transaction as it becomes available,” concluded Mr. Lacey.

About Communications Systems, Inc.

Communications Systems, Inc. (Nasdaq: JCS), which has operated as an IoT intelligent edge products and services company, has announced its planned merger transaction with Pineapple Energy. After the Pineapple merger transaction, the Company will be positioned to grow organically and to acquire and grow leading local and regional solar, storage, and energy services companies nationwide. The vision is to power the energy transition through grass-roots growth of solar electricity paired with battery storage on consumers’ homes.

Website Information

CSI routinely posts important information for investors on its website, www.commsystems.com, in the “Investor Resources” section. CSI uses this website as a means of disclosing material information in compliance with its disclosure obligations under SEC Regulation FD. Accordingly, investors should monitor the “Investor Resources” section of CSI’s website, in addition to following its press releases, SEC filings, future public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, CSI’s website is not incorporated by reference into, and is not a part of, this document.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Communications Systems’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. There can be no guarantee that the proposed transactions described in this document will be completed, or that they will be completed as currently proposed, or at any particular time. Actual results may vary materially from those expressed or implied by the statements here due to changes in economic, business, competitive or regulatory factors, and other risks and uncertainties affecting the operation of Communications Systems’ business. These risks, uncertainties and contingencies are presented in the Company’s Annual Report on Form 10-K and, from time to time, in the Company’s other filings with the Securities and Exchange Commission. The information set forth herein should be read considering such risks. Further, investors should keep in mind that the Company’s financial results in any period may not be indicative of future results. Communications Systems is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether because of new information, future events, changes in assumptions or otherwise. In addition to these factors, there are a number of additional factors, including:

●	conditions to the closing of CSI-Pineapple merger transaction may not be satisfied;

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the occurrence of any other risks to consummation of the CSI-Pineapple merger transaction, including the risk that the CSI-Pineapple merger transaction will not be consummated within the expected time period or any event, change or other circumstances that could give rise to the termination of the CSI-Pineapple merger transaction;

●	the CSI-Pineapple merger transaction has involved greater than expected costs and delays and may in the future involve unexpected costs, liabilities or delays;

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the Company’s ability to successfully sell its other legacy operating business assets and its real estate assets at a value close to their current fair market value and distribute these proceeds to its existing shareholder base;

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up to $7.0 million of the purchase price for the sale of Electronics & Software Segment was structured in the form of an earnout based on revenues generated by Lantronix in the 360 days following closing, and there is no guaranty that sufficient revenues will be recognized for the earnout to be paid to the Company;

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the fact that the continuing CSI-Pineapple entity will be entitled to retain ten percent of the net proceeds of CSI legacy assets that are sold pursuant to agreements entered into after the effective date of the CSI-Pineapple merger transaction;

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risks that the CSI-Pineapple merger transaction will disrupt current CSI plans and operations or that the business or stock price of CSI may suffer as a result of uncertainty surrounding the CSI-Pineapple merger transaction;

●	the outcome of any legal proceedings related to the CSI-Pineapple merger transaction; and

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the fact that CSI cannot yet determine the exact amount and timing of any additional pre-CSI-Pineapple merger cash dividends or the value of the Contingent Value Rights that CSI intends to distribute to its shareholders immediately prior to the closing of the CSI-Pineapple merger transaction.

Contacts:

For Communications Systems, Inc.

Roger H. D. Lacey

Executive Chair and Interim Chief Executive Officer

+1 (952) 996-1674

Mark D. Fandrich

Chief Financial Officer

+1 (952) 582-6416

mark.fandrich@commsysinc.com

The Equity Group Inc.

Lena Cati

Vice President

+1 (212) 836-9611

lcati@equityny.com

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